EXHIBIT 95

msha Citations and litigation

On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).

The Dodd-Frank Act and the subsequent implementing regulation issued by the SEC require disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.

The following disclosures are made pursuant to Section 1503.

During the twelve months ended December 31, 2019,  none of our operations: (i) received any orders under Section 104(b), which are issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (ii) had any flagrant violations under Section 110(b)(2); or (iii) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e).

Exhibit 95 – Page 1

Calendar year 2019

The table below sets forth, by mine, the total number of citations and/or orders issued by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the twelve months ended December 31, 2019. Of our 261 active MSHA-regulated facilities during the year, we received 500 federal mine safety inspections at 233 facilities during the reporting period. Of our inspected facilities, 197 did not receive any reportable citations or orders.

Name of Operation	Number of Inspections	Total Number of S&S Citations	Mine Act § 104(b) Orders	Mine Act § 104(d) Citations and Orders	Mine Act § 110(b)(2) Violations	Mine Act § 107(a) Orders	Total Dollar Value of Proposed MSHA Assessments (dollars in thousands)	Total Number of Mining Related Fatalities	Received Written Notice under Mine Act § 104(e) (yes/no)
1604 CLEAN, TX	3	2	0	0	0	0	0.0	0	No
AUGUSTA, VA	3	1	0	0	0	0	0.0	0	No
BACA, NM	2	2	0	0	0	1	1.3	0	No
BARTLETT, IL	4	1	0	0	0	0	1.2	0	No
BOLINGBROOK, IL	4	5	0	0	0	0	1.4	0	No
BOONE, NC	3	1	0	0	0	0	0.8	0	No
CHATTANOOGA, TN	3	1	0	0	0	0	0.0	0	No
CHULA VISTA, CA	2	1	0	0	0	0	0.0	0	No
CORONA, CA	3	1	0	0	0	0	0.0	0	No
DAHLONEGA, GA	3	1	0	0	0	0	0.3	0	No
FRANKLIN MSD, TN	4	1	0	0	0	0	0.4	0	No
FREDERICK, MD	3	4	0	0	0	0	2.7	0	No
GRAHAM VA, VA	2	2	0	0	0	0	5.5	0	No
GRAND RIVERS, KY	4	2	0	0	0	0	0.9	0	No
GRIFFIN, GA	2	1	0	0	0	0	0.1	0	No
HAVRE DE GRACE, MD	3	1	0	0	0	0	0.1	0	No
KANKAKEE, IL	2	2	0	0	0	0	1.0	0	No
KEUKA, FL	2	1	0	0	0	0	0.4	0	No
KNIPPA, TX	3	3	0	0	0	0	0.0	0	No
MACON CND, IL	2	2	0	0	0	0	0.0	0	No
MANTENO, IL	4	3	0	0	0	0	0.8	0	No
MICO, TX	2	1	0	0	0	0	0.0	0	No
MONTEREY SAND, TN	2	1	0	0	0	0	0.3	0	No
NORTH TROY, OK	3	2	0	0	0	0	0.0	0	No
PLACITAS, NM	2	1	0	0	0	0	0.2	0	No
RIVER ROAD, TN	2	1	0	1	0	0	54.4	1	No
RIVERSIDE DRIVE, TN	1	1	0	0	0	0	0.2	0	No
SPARTA, GA	3	1	0	0	0	0	0.5	0	No
STOKESDALE, NC	3	1	0	0	0	0	0.0	0	No
SUN CITY, AZ	2	3	0	0	0	0	1.6	0	No
SYCAMORE, IL	2	2	0	0	0	0	0.5	0	No
TAZEWELL, TN	3	0	0	0	0	0	0.0	1	No
TORRANCE, NM	1	2	0	0	0	0	3.0	0	No
TUSCUMBIA, AL	3	1	0	0	0	0	0.1	0	No
WEST 43RD, AZ	2	3	0	0	0	0	2.5	0	No
WEST BROADWAY, AZ	5	2	0	0	0	0	0.5	0	No
OTHER OPERATIONS - 197	403	0	0	0	0	0	0.0	0	No
Total	500	60	0	1	0	1	80.8	2

[1]

This fatality relates to a foot injury sustained by a plant manager at our Tazewell, Tennessee quarry in July 2019. Following the end of the fiscal year, in January 2020, MSHA informed us of the decision by its Fatality Review Committee following MSHA’s investigation of the incident. The Committee determined that the plant manager’s death while undergoing preoperative procedures at the hospital should be charged to the mining industry because his death was due to complications from the foot injury sustained at the quarry.

The total dollar value of proposed assessments received during the twelve months ended December 31, 2019 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, is $98,471.

Exhibit 95 – Page 2

The table below sets forth, by mine, category of legal action and number of legal actions pending before the Federal Mine Safety and Health Review Commission as of December 31, 2019.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BLAIRSVILLE QUARRY, GA	1	0	0

The table below sets forth, by mine, category of legal action and number of legal actions filed before the Federal Mine Safety and Health Review Commission during the twelve months ended December 31, 2019.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
BOONE, NC	1	0	0
GRAHAM-VIRGINIA, VA	2	0	0
HANOVER QUARRY, PA	2	0	0
Miami Quarry, FL	1	0	0
River Road Quarry, TN	1	0	0
Skippers QUARRY, VA	1	0	0
South Russellville Quarry, AL	1	0	0

The table below sets forth, by mine, category of legal action and number of legal actions resolved by the Federal Mine Safety and Health Review Commission during the twelve months ended December  31, 2019.

	Number of Legal Actions
Name of Operation	Contest Penalty	Contest Citations	Complaint of Discharge, Discrimination
CHEROKEE QUARRY, AL	1	0	0
FORT MYERS MINE, FL	1	0	0
FORT PAYNE QUARRY, AL	1	0	0
HAVRE DE GRACE QUARRY, MD	1	0	0
HELOTES QUARRY, TX	1	0	1
KNIPPA QUARRY, TX	1	0	0
NORTH TROY, OK	2	0	0
PLACITAS, NM	3	0	0
QUEEN CREEK STONE, AZ	1	0	0
SPICEWOOD QUARRY, TX	1	0	0
STAFFORD MED, VA	1	0	0

Exhibit 95 – Page 3